Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary                                  Jurisdiction of Organization
------------------                                  ----------------------------

Genesis Systems, Inc.                               Minnesota

Shanghai Chorry Technology
Development Co., Limited                            Shanghai, China

Genesis Latin America LLC                           Florida

Genesis Equity Partners LLC                         Florida

Extrema LLC                                         Florida

Genesis (Hong Kong) OEM Direct, Ltd.                Hong Kong, China

Genesis China, Inc.                                 Florida